Exhibit 10.2

Exhibit 10.2

IDACORP, Inc.
Executive Incentive Plan
NEO Award Opportunity Chart

Name	Title	Threshold ($)	Target ($)	Maximum ($)

J. LaMont Keen	President and Chief Executive Officer, IDACORP and Idaho Power	300,000	600,000	1,200,000
Darrel T. Anderson	Senior Vice President – Administrative Services and Chief Financial Officer, IDACORP and Idaho Power	170,000	340,000	680,000
Thomas R. Saldin	Senior Vice President and General Counsel, IDACORP and Idaho Power	150,000	300,000	600,000
James C. Miller	Senior Vice President - Power Supply, Idaho Power	150,000	300,000	600,000
Daniel B. Minor	Senior Vice President - Delivery, Idaho Power	145,000	290,000	580,000